                                                           EXHIBIT 4.B




                          U.S. $500,000,000


                         AMENDED AND RESTATED
                           CREDIT AGREEMENT



                    Dated as of December 15, 1993

                                Among

                            THE DIAL CORP

                             as Borrower

                                 and

                        THE BANKS NAMED HEREIN

                              as Lenders

                                 and

                           BANK OF AMERICA
                NATIONAL TRUST AND SAVINGS ASSOCIATION

                                 and

                            CITIBANK, N.A.

                              as Agents

                                 and

                            CITIBANK, N.A.

                           as Funding Agent

                                 and

                           BANK OF AMERICA
                NATIONAL TRUST AND SAVINGS ASSOCIATION

                          as Reporting Agent

                          TABLE OF CONTENTS

                                                                  Page
                              ARTICLE I

                   DEFINITIONS AND ACCOUNTING TERMS. . . . . . . .   2

       SECTION 1.01.  Certain Defined Terms. . . . . . . . . . . .   2
       SECTION 1.02.  Computation of Time Periods. . . . . . . . .  14
       SECTION 1.03.  Accounting Terms . . . . . . . . . . . . . .  14

                              ARTICLE II

                  AMOUNTS AND TERMS OF THE ADVANCES. . . . . . . .  14

       SECTION 2.01.  The Advances . . . . . . . . . . . . . . . .  14
       SECTION 2.02.  Making the Advances. . . . . . . . . . . . .  14
       SECTION 2.03.  Fees . . . . . . . . . . . . . . . . . . . .  17
       SECTION 2.04.  Termination and Reduction of the
                     Commitments . . . . . . . . . . . . . . . . .  18
       SECTION 2.05.  Repayment and Prepayment of
                     Advances. . . . . . . . . . . . . . . . . . .  19
       SECTION 2.06.  Interest on Advances . . . . . . . . . . . .  20
       SECTION 2.07.  Interest Rate Determination. . . . . . . . .  21
       SECTION 2.08.  Voluntary Conversion or
                     Continuation of Advances. . . . . . . . . . .  21
       SECTION 2.09.  Increased Costs. . . . . . . . . . . . . . .  22
       SECTION 2.10.  Payments and Computations. . . . . . . . . .  23
       SECTION 2.11.  Taxes. . . . . . . . . . . . . . . . . . . .  24
       SECTION 2.12.  Sharing of Payments, Etc . . . . . . . . . .  26
       SECTION 2.13.  Evidence of Debt . . . . . . . . . . . . . .  27
       SECTION 2.14.  Use of Proceeds. . . . . . . . . . . . . . .  27
       SECTION 2.15.  Extension of the Commitment
                     Termination Date. . . . . . . . . . . . . . .  28
       SECTION 2.16.  Substitution of Lenders. . . . . . . . . . .  29

                             ARTICLE III

                        CONDITIONS OF LENDING. . . . . . . . . . .  29

       SECTION 3.01.  Condition Precedent to Effective
                     Date. . . . . . . . . . . . . . . . . . . . .  29
       SECTION 3.02.  Conditions Precedent to Each
                     Borrowing . . . . . . . . . . . . . . . . . .  31

                              ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES . . . . . . . .  31

       SECTION 4.01.  Representations and Warranties of
                     the Borrower. . . . . . . . . . . . . . . . .  31

                              ARTICLE V

                      COVENANTS OF THE BORROWER. . . . . . . . . .  35

       SECTION 5.01.  Affirmative Covenants. . . . . . . . . . . .  35
       SECTION 5.02.  Negative Covenants . . . . . . . . . . . . .  39

                              ARTICLE VI

                          EVENTS OF DEFAULT. . . . . . . . . . . .  42

       SECTION 6.01.  Events of Default. . . . . . . . . . . . . .  42

                             ARTICLE VII

                   THE FUNDING AGENT AND THE AGENTS. . . . . . . .  45

       SECTION 7.01.  Authorization and Action . . . . . . . . . .  45
       SECTION 7.02.  Agents' Reliance, Etc. . . . . . . . . . . .  45
       SECTION 7.03.  Citibank, B of A and Affiliates. . . . . . .  46
       SECTION 7.04.  Lender Credit Decision . . . . . . . . . . .  46
       SECTION 7.05.  Indemnification. . . . . . . . . . . . . . .  47
       SECTION 7.06.  Successor Agent. . . . . . . . . . . . . . .  47

                             ARTICLE VIII

                            MISCELLANEOUS. . . . . . . . . . . . .  48

       SECTION 8.01.  Amendments, Etc. . . . . . . . . . . . . . .  48
       SECTION 8.02.  Notices, Etc . . . . . . . . . . . . . . . .  48
       SECTION 8.03.  No Waiver; Remedies. . . . . . . . . . . . .  49
       SECTION 8.04.  Costs, Expenses and
                     Indemnification . . . . . . . . . . . . . . .  49
       SECTION 8.05.  Right of Set-off . . . . . . . . . . . . . .  50
       SECTION 8.06.  Binding Effect . . . . . . . . . . . . . . .  51
       SECTION 8.07.  Assignments and Participations . . . . . . .  51
       SECTION 8.08.  Confidentiality. . . . . . . . . . . . . . .  54
       SECTION 8.09.  Governing Law. . . . . . . . . . . . . . . .  54
       SECTION 8.10.  Execution in Counterparts. . . . . . . . . .  54
       SECTION 8.11.  Consent to Jurisdiction; Waiver of
                     Immunities. . . . . . . . . . . . . . . . . .  55
       SECTION 8.12.  Waiver of Trial by Jury. . . . . . . . . . .  55




   Schedule I  - List of Applicable Lending Offices

   Exhibit A   - Notice of Borrowing

   Exhibit B   - Assignment and Acceptance

   Exhibit C   - Form of Opinion of Counsel for the Borrower

   Exhibit D   - Form of Opinion of Counsel to the Agents

   Exhibit E   - Form of Extension Request

   Exhibit F   - Form of Compliance Certificate

   Exhibit G   - Form of Note

                         AMENDED AND RESTATED
                           CREDIT AGREEMENT

                    Dated as of December 15, 1993


            This Amended and Restated Credit Agreement is among The Dial Corp, a Delaware corporation (the "Borrower"), the banks (the "Banks") listed on the signature pages hereof, Bank of America National Trust and Savings Association ("B of A") and Citibank, N.A. ("Citibank") as agents for the Lenders hereunder (individually referred to herein as an "Agent" and collectively as the "Agents" which term shall also include Citibank in its capacity as the Funding Agent), Citibank as funding agent for the Lenders hereunder (in such capacity, the "Funding Agent"), and Bank of America National Trust and Savings Association as reporting agent for the Lenders hereunder (in such capacity, the "Reporting Agent").

                        PRELIMINARY STATEMENT

            The Borrower, certain of the Banks, certain of the Exiting Banks (as defined below), and Citibank, as Agent, are parties to that certain Credit Agreement dated as of October 31, 1987, as such agreement has been amended from time to time (the "Citibank Existing Agreement") and the Borrower, certain of the Banks, certain of the Exiting Banks and B of A, as Agent, are parties to that certain amended and restated credit agreement, dated October 1, 1987, as such agreement has been amended from time to time (the "B of A Existing Agreement", and together with the Citibank Existing Agreement, the "Existing Agreements").

            The Borrower, the Banks, and the Agents desire to amend and restate the Existing Agreements in their entirety and to combine the Existing Agreements into one agreement.

            Each bank that is a party to an Existing Agreement that is not a party to this Agreement (an "Exiting Bank") and the Borrower have agreed, pursuant to those certain letter agreements dated as of December 15, 1993, that all funding obligations and other obligations of the Exiting Banks under the Existing Agreements have been terminated and, except as set forth in such letter agreements, all payment obligations and other obligations of the Borrower with respect to the Exiting Banks under the Existing Agreements have been satisfied.

            NOW, THEREFORE, the parties hereto agree as follows:


                              ARTICLE I

                   DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.01.  Certain Defined Terms.  As used in
   this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Additions to Capital" means the sum of (i) the aggregate net proceeds, including cash and the fair market value of property other than cash (as determined in good faith by the Board of Directors of the Borrower as evidenced by a Board resolution), received by the Borrower from the issue or sale (other than to a Subsidiary) of capital stock of the Borrower and
          (ii) the aggregate of 25% of the after tax gain realized from unusual, extraordinary, and major nonrecurring items including, but not limited to, the sale, transfer, or other disposition of (x) any of the stock of any of the Borrower's Subsidiaries or
          (y) substantially all of the assets of any geographic or other division or line of business of the Borrower or any of its Subsidiaries (but excluding any after tax loss realized on any such unusual, extraordinary, and major nonrecurring items to the extent they exceed any after tax gains on such items).

            "Adjusted Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the respective Reference Bank's Eurodollar Rate Advance comprising part of such Borrowing and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage. The Adjusted Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Funding Agent on the basis of applicable rates furnished to and received by the Funding Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.07.

            "Advance" means an advance by a Lender to the Borrower as part of a Borrowing and refers to a Base
          Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of Advance.

            "Affiliate" means, as to any Person, any other
          Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.

            "Agent" or "Agents" has the meaning specified in the introductory paragraph of this Agreement; provided, that, for purposes of Sections 7.02, 7.04, 7.05, 8.04, 8.07(b)(iv) and 8.12 of this Agreement the term "Agent" or "Agents", as the case may be, shall include BA Securities, Inc., Citicorp Securities, Inc., and the Reporting Agent.

            "Agreement" means this Amended and Restated Credit
          Agreement as it may be amended, supplemented or otherwise modified from time to time.

            "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

            "Applicable Margin" means, for any period for which any interest payment is to be made with respect to any Advance, the interest rate per annum derived by dividing (i) the sum of the Daily Margins for each of the days included in such period by (ii) the number of days included in such period.

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible
          Assignee, and accepted by the Funding Agent, in substantially the form of Exhibit B hereto.

            "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

                 (a)  the rate of interest announced publicly
               by Citibank in New York, New York, from time to time, as Citibank's base rate (which is a rate set by Citibank based upon various factors including Citibank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate);

                 (b)  the sum of (A) 1/2 of one percent per
               annum plus (B) the rate obtained by dividing
               (x) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks (such three-week moving average being determined weekly by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent), by (y) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirements for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month nonpersonal time deposits of at least $100,000), plus (C) the average during such three-week period of the daily net annual assessment rates estimated by Citibank for determining the current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation for insuring three-month deposits in the United States; or

                 (c)  1/2 of one percent per annum above the
               Federal Funds Rate.

            "Base Rate Advance" means an Advance which bears interest as provided in Section 2.06(a).

            "Borrowing" means a borrowing consisting of Advances of the same Type made on the same day pursuant to the same Notice of Borrowing by each of the Lenders pursuant to Section 2.01.

            "Business Day" means a day of the year on which banks are not required or authorized to close in New York City or Los Angeles and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

            "Capital Lease" means, with respect to any Person, any lease of any property by that Person as lessee which would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person.

            "Cash" means money, currency or a credit balance in a deposit account.

            "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating generally obtainable from either S&P or Moody's, (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of A-1 or higher from S&P or P-1 or higher from Moody's, and (d) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any lender.

            "Cash Flow Coverage" means a ratio of
          (a) consolidated net income plus provision for taxes of the Borrower and its Subsidiaries (excluding extraordinary, unusual, or nonrecurring gains or losses), plus interest expense of the Borrower and its Subsidiaries, plus net operating lease expense (net of operating sublease income) of the Borrower and its Subsidiaries, plus depreciation and amortization of intangibles of the Borrower and its Subsidiaries, less capital expenditures (excluding the cost of acquisitions and the purchase of the partnership interest in Dial Tower) of the Borrower and its Subsidiaries, divided by (b) net operating lease expense (net of operating sublease income) of the Borrower and its Subsidiaries plus interest expense of the Borrower and its Subsidiaries, as determined on a consolidated basis in conformity with GAAP.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Commitment" has the meaning specified in
          Section 2.01.

            "Commitment Termination Date" means, with respect to any Lender, June 30, 1997, or such later date to which the Commitment Termination Date of such Lender may be extended from time to time pursuant to Section
          2.15 (or if any such date is not a Business Day, the next preceding Business Day).

            "Compliance Certificate" means a certificate substantially in the form of Exhibit F hereto, delivered to the Lenders by the Borrower pursuant to
          Section 5.10(b)(iii).

            "Convert," "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.08.

            "Daily Margin" means, for any date of
          determination, for the designated Level, Utilization
          Ratio applicable to such date of determination and Type of Advance, the following interest rates per annum:


                                     Daily Margin when
            Daily Margin when        Utilization Ratio
            Utilization Ratio        is greater than or
         is less than 0.50:1.00      equal to 0.50:1.00

             TYPE OF ADVANCE           TYPE OF ADVANCE

            Base Rate  Eurodollar     Base Rate    Eurodollar
             Advance  Rate Advance    Advance    Rate Advance

   Level 1     0%       0.4375%          0%         0.5000%
   Level 2     0%       0.5000%          0%         0.5625%
   Level 3     0%       0.6250%          0%         0.6875%
   Level 4  0.25%       1.0000%       0.25%         1.1250%

       For purposes of this definition, (a) "Utilization
          Ratio" means, as of any date of determination, the ratio of (1) the aggregate outstanding principal amount of all Advances as of such date to (2) the aggregate amount of all Commitments in effect as of such date (whether used or unused), (b) if any change in the rating established by S&P, Moody's or Duff & Phelps with respect to Long-Term Debt shall result in a change in the Level, the change in the Daily Margin shall be effective as of the date on which such rating change is publicly announced, and (c) if the ratings established by any two of S&P, Moody's or Duff & Phelps with respect to Long-Term Debt are unavailable for any reason for any day, then the applicable level for such day shall be deemed to be Level 4 (or, if the Requisite Lenders consent in writing, such other Level as may be reasonably determined by the Requisite Lenders from a rating with respect to Long-Term Debt for such day established by another rating agency reasonably acceptable to the Requisite Lenders).

            "Debt" means (i) indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) obligations as lessee under Capital Leases, (iii) obligations under guarantees in respect of indebtedness or obligations of others of the kinds referred to in clause (i) or (ii) above, (iv) liabilities in respect of unfunded vested benefits under Single Employer Plans, and (v) Withdrawal Liability incurred under ERISA by the Borrower or any of its ERISA Affiliates to any Multi-employer Plans; provided that "Debt" shall not include payment obligations in the ordinary course of the business of Travelers Express Company, Inc. ("Travelers Express") arising from (x) payments made by banks on checks or money orders issued by Travelers Express and presented to such banks and (y) contingent obligations of Travelers Express to banks which have issued official checks drawn on Travelers Express and have paid to Travelers Express the amounts of such official checks, to repay to such banks such amounts if such official checks are not negotiated.

            "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on
          Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agents.

            "Duff & Phelps" means Duff & Phelps Inc.

            "Effective Date" means the date, on or before December 21, 1993, on which the conditions precedent set forth in Section 3.01 have been satisfied.

            "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economical Cooperation and Development (the "OECD"), or a political subdivision of any such country and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and (iii) any Person engaged primarily in the business of commercial banking and that is a Subsidiary of a Lender or of a Person of which a Lender is a Subsidiary.

            "Environmental Law" means any and all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions of any federal, state or local governmental authority within the United States or any State or territory thereof and which relate to the environment or the release of any materials into the environment.

            "ERISA" means the Employee Retirement Income
          Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA Affiliate" means any Person who for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Code and the regulations promulgated and rulings issued thereunder.

            "ERISA Event" means (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC; (ii) the provision by the administrator of any Pension Plan of a notice of intent to terminate such Pension Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (iii) the cessation of operations at a facility in the circumstances described in Section 4062(e) of ERISA; (iv) the withdrawal by the Borrower or an ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;
          (v) the failure by the Borrower or any ERISA Affiliate to make a payment to a Pension Plan required under
          Section 302(f)(1) of ERISA, which Section imposes a lien for failure to make required payments; (vi) the adoption of an amendment to a Pension Plan requiring the provision of security to such Pension Plan, pursuant to Section 307 of ERISA; or (vii) the institu-tion by the PBGC of proceedings to terminate a Pension Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which, in the reasonable judgment of the Borrower, might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Pension Plan.

            "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on
          Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Funding Agent.

            "Eurodollar Rate Advance" means an Advance which bears interest as provided in Section 2.06(b).

            "Eurodollar Rate Reserve Percentage" for any
          Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirements (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for member banks in the Federal Reserve System with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

            "Events of Default" has the meaning specified in
          Section 6.01.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business
          Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Funding Agent from three Federal funds brokers of recognized standing selected by it.

            "Funded Debt" means outstanding Debt of the Borrower and its Subsidiaries of the kind described in clauses (i), (ii) and (iii) of the definition of Debt.

            "Funding Agent" means Citibank, or any Person serving as its successor agent.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

            "Insufficiency" means, with respect to any Pension
          Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

            "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance, or on the date of continuation of such Advance as a Eurodollar Rate Advance upon expiration of successive Interest Periods applicable thereto, or on the date of Conversion of a Base Rate Advance into a Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may select in the Notice of Borrowing or the Notice of Conversion/Continuation for such Advance; provided, however, that:

                 (i)  the Borrower may not select any Interest
               Period which ends after the earliest Commitment
               Termination Date of any Lender then in effect;

                 (ii) Interest Periods commencing on the same
               date for Advances comprising part of the same
               Borrowing shall be of the same duration; and

                 (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

            "Lenders" means the Banks listed on the signature pages hereof and each Eligible Assignee that shall become a party hereto pursuant to Section 8.07.

            "Level" means Level 1, Level 2, Level 3 or Level
          4, as the case may be.

            "Level 1" means that, as of any date of
          determination, the Borrower's Long-term Debt rating is equal to or higher than at least two of the following:
          BBB+ from S&P, Baa1 from Moody's and/or BBB+ from Duff
          & Phelps.

            "Level 2" means that, as of any date of
          determination, the Borrower's Long-term Debt rating is equal to at least two of the following: BBB from S&P, Baa2 from Moody's and/or BBB from Duff & Phelps.

            "Level 3" means that, as of any date of
          determination, the Borrower's Long-term Debt rating is equal to at least two of the following: BBB- from S&P, Baa3 from Moody's and/or BBB- from Duff & Phelps.

            "Level 4" means that, as of any date of
          determination, the Borrower's Long-term Debt rating is lower than at least two of the following: BBB- from S&P, Baa3 from Moody's and/or BBB- from Duff & Phelps.

            "Leverage" means (i)(a) Funded Debt minus (b)
          Cash and Cash Equivalents; divided by (ii) (x) Funded
          Debt minus (y) Cash and Cash Equivalents plus (z)
          Shareholders Equity.

            "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

            "Loan Documents" means this Agreement and the related documents.

            "Long-Term Debt" means senior, unsecured, long term debt securities of the Borrower.

            "Margin Stock" has the meaning assigned to that term in Regulation U promulgated by the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Material Subsidiary" means any Subsidiary of the Borrower having total assets in excess of $10,000,000.

            "Moody's" means Moody's Investors Service, Inc.

            "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate of the Borrower is making, or is obligated to make, contributions or has within any of the preceding six plan years been obligated to make or accrue contributions.

            "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which
          (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4063, 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

            "Net Income" means net income in accordance with GAAP.

            "Net Worth" means minority interests, preferred stock and common stock and other equity, as shown on the consolidated balance sheet of the Borrower and its Subsidiaries.

            "Notice of Borrowing" has the meaning specified in
          Section 2.02(a).

            "Notice of Conversion/Continuation" has the meaning specified in Section 2.08.

            "PBGC" means the U.S. Pension Benefit Guaranty
          Corporation.

            "Pension Plan" means a Single Employer Plan or a
          Multiple Employer Plan or both.

            "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

            "Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

            "Reference Banks" means, B of A, Citibank,
          Chemical Bank and Bank of Montreal.

            "Reporting Agent" means B of A, or any Person serving as its successor agent.

            "Register" has the meaning specified in
          Section 8.07(c).

            "Requisite Lenders" means at any time Lenders holding at least 66-2/3% of the then aggregate unpaid principal amount of the Advances held by Lenders, or, if no such principal amount is then outstanding, Lenders having at least 66-2/3% of the Commitments (provided that, for purposes hereof, neither the Borrower, nor any of its Affiliates, if a Lender, shall be included in (i) the Lenders holding such amount of the Advances or having such amount of the Commitments or (ii) determining the aggregate unpaid principal amount of the Advances or the total Commitments).

            "S&P" means Standard & Poor's Corporation.

            "SEC" means the Securities and Exchange Commission and any successor agency.

            "Shareholders Equity" means Net Worth plus the
          "Employee Equity Trust" contra account and "Guaranty of ESOP Debt" contra account as set forth on the consolidated balance sheet of the Borrower and its Subsidiaries.

            "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which
          (i) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4062 or 4069 of ERISA in the event such plan has been or were to be terminated.

            "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which at least 50% of the total voting power of shares of stock or other securities entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

            "Termination Date" means, with respect to any Lender, the earlier of (i) the Commitment Termination
          Date of such Lender and (ii) the date of termination in whole of the Commitments of all Lenders pursuant to
          Section 2.04 or 6.01.

            "Type" means, with reference to an Advance, a Base
          Rate Advance or a Eurodollar Rate Advance.

            "Withdrawal Liability" has the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

            SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All computations determining compliance with financial covenants or terms, including definitions used therein, shall be prepared in accordance with generally accepted accounting principles in effect at the time of the preparation of, and in conformity with those used to prepare, the historical financial statements delivered to the Lenders pursuant to Section 4.01(e). If at any time the computations for determining compliance with financial covenants or provisions relating thereto utilize generally accepted accounting principles different than those then being utilized in the financial statements being delivered to the Lenders, such financial statements shall be accompanied by a reconciliation statement.


                              ARTICLE II

                  AMOUNTS AND TERMS OF THE ADVANCES

            SECTION 2.01.  The Advances.  Each Lender
   severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date of such Lender in an aggregate amount not to exceed at any time outstanding the amount set opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Funding Agent pursuant to Section 8.07(c), as such amount may be reduced pursuant to Section
   2.04 (such Lender's "Commitment"). Each Borrowing shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may from time to time borrow, prepay pursuant to Section 2.05(c) and reborrow under this Section 2.01.

            SECTION 2.02. Making the Advances. (a) Each Borrowing shall be made on notice, given not later than
   (x) 11:00 A.M. (New York City time) on the date of a proposed Borrowing consisting of Base Rate Advances and
   (y) 11:00 A.M. (New York City time) on the third Business Day prior to the date of a proposed Borrowing consisting of Eurodollar Rate Advances, by the Borrower to the Funding Agent, which shall give to each Lender prompt notice thereof by telecopier, telex or cable. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telecopier, telex or cable, confirmed immediately in writing, in substantially the form of Exhibit A hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing comprised of Eurodollar Rate Advances, the initial Interest Period for each such Advance. The Borrower may, subject to the conditions herein provided, borrow more than one Borrowing on any Business Day. Each Lender shall, before 2:00 P.M. (New York City time) in the case of a Borrowing consisting of Base Rate Advances and before 11:00 A.M. (New York City time) in the case of a Borrowing consisting of Eurodollar Rate Advances, in each case on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Funding Agent at its address referred to in Section 8.02, in same day funds, such Lender's ratable portion of such Borrowing. After the Funding Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Funding Agent will make such funds available to the Borrower at the Funding Agent's aforesaid address.

            (b)  Anything in subsection (a) above to the
   contrary notwithstanding,

            (i)  the Borrower may not select Eurodollar
          Rate Advances for any Borrowing or with respect to the Conversion or continuance of any Borrowing if the aggregate amount of such Borrowing or such Conversion or continuance is less than $5,000,000;

            (ii) there shall be no more than five Interest
          Periods relating to Eurodollar Rate Advances outstanding at any time;

            (iii) if any Lender shall, at least one Business Day before the date of any requested Borrowing, notify the Funding Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, the Commitment of such Lender to make Eurodollar Rate Advances or to Convert all or any portion of Base Rate Advances shall forthwith be suspended until the Funding Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist and such Lender's then outstanding Eurodollar Rate Advances, if any, shall be Base Rate Advances; to the extent that such affected Eurodollar Rate Advances become Base Rate Advances, all payments of principal that would have been otherwise applied to such Eurodollar Rate Advances shall be applied instead to such Lender's Base Rate Advances; provided that if Requisite Lenders are subject to the same illegality or assertion of illegality, then the right of the Borrower to select Eurodollar Rate Advances for such Borrowing or any subsequent Borrowing or to Convert all or any portion of Base Rate Advances shall forthwith be suspended until the Funding Agent shall notify the Borrower that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance;

            (iv) if fewer than two Reference Banks furnish timely information to the Funding Agent for determining the Adjusted Eurodollar Rate for any Eurodollar Rate Advances comprising any requested Borrowing, the right of the Borrower to select Eurodollar Rate Advances for such Borrowing or any subsequent Borrowing shall be suspended until the Funding Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be made as a Base Rate Advance; and

            (v) if the Requisite Lenders shall, at least one Business Day before the date of any requested Borrowing, notify the Funding Agent that the Adjusted Eurodollar Rate for Eurodollar Rate Advances comprising such Borrowing will not adequately reflect the cost to such Requisite Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Borrowing, the right of the Borrower to select Eurodollar Rate Advances for such Borrowing or any subsequent Borrowing shall be suspended until the Funding Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be made as a Base Rate Advance.

            (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing or by reason of the termination of hedging or other similar arrangements, in each case when such Advance is not made on such date (other than by reason of a breach of a Lender's obligations hereunder), including without limitation, as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in
   Article III.

            (d) Unless the Funding Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Funding Agent such Lender's ratable portion of such Borrowing, the Funding Agent may assume that such Lender has made such portion available to the Funding Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Funding Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Funding Agent, such Lender and the Borrower severally agree to repay to the Funding Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Funding Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Funding Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

            (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

            SECTION 2.03. Fees. (a) Commitment Fees. The Borrower agrees to pay to the Funding Agent for the account of each Lender a commitment fee on the average daily unused portion of such Lender's Commitment, from the Effective Date in the case of each Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date of such Lender, payable in arrears on the last day of each March, June, September and December during the term of such Lender's Commitment, commencing December 31, 1993, and on the Termination Date of such Lender, in an amount equal to the product of (i) the average daily unused portion of such Lender's Commitment in effect during the period for which such payment that is to be made times (ii) the weighted average rate per annum that is derived from the following rates: (a) a rate of 0.175% per annum with respect to each day during such period that the ratings with respect to Long-Term Debt were at Level 1,
   (b) a rate of 0.200% per annum with respect to each day during such period that such ratings were at Level 2, (c) a rate of 0.250% per annum with respect to each day during such period that such ratings were at Level 3, and (d) a rate of 0.375% per annum with respect to each day during such period that such ratings were at Level 4. If any change in the rating established by S&P, Moody's or Duff & Phelps with respect to Long-Term Debt shall result in a change in the Level, the change in the commitment fee shall be effective as of the date on which such rating change is publicly announced. If the ratings established by any two of S&P, Moody's or Duff & Phelps with respect to Long-Term Debt are unavailable for any reason for any day, then the applicable level for purposes of calculating the commitment fee for such day shall be deemed to be Level 4 (or, if the Requisite Lenders consent in writing, such other Level as may be reasonably determined by the Requisite Lenders from a rating with respect to Long-Term Debt for such day established by another rating agency reasonably acceptable to the Requisite Lenders). For purposes of this Section 2.03, the Commitments shall be deemed to be used only to the extent of Advances actually made.

            (b) Closing Fee. The Borrower agrees to pay to each Bank on the Effective Date the fees payable to each Bank pursuant to that certain fee letter dated December 15, 1993 among the Borrower and the Agents on behalf of the Banks.

            (c) Agents' Fees. The Borrower agrees to pay to the Agents the fees payable to the Agents pursuant to that certain fee letter dated as of December 9, 1993 among the Borrower and the Agents, in the amounts and at the times specified in such letter.

            SECTION 2.04.  Termination and Reduction of the
   Commitments.

            (a) Mandatory Termination. In the event that a mandatory prepayment in full of the Advances is required by the Requisite Lenders pursuant to Section 2.05(b) (whether or not there are Advances outstanding), the Commitments of the Lenders shall immediately terminate.

            (b) Optional Reductions. The Borrower shall have the right, upon at least four Business Days' notice to the Funding Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

            SECTION 2.05.  Repayment and Prepayment of
   Advances.

            (a)  Mandatory Repayment on Termination Date.  The
   Borrower shall repay the outstanding principal amount of each Advance made by each Lender on the Termination Date of such Lender.

            (b) Mandatory Prepayment in Certain Events. If any one of the following events shall occur:

                 (i)  any Person or Persons acting in concert
          shall acquire beneficial ownership of more than 40% of the Borrower's voting stock; or

                 (ii) during any period of up to 12 months, individuals who at the beginning of such period were directors of the Borrower shall cease to constitute a majority of the Borrower's board of directors; or

                 (iii)     any Debt which is outstanding in a
          principal amount of at least $15,000,000 in the aggregate (but excluding Debt arising under this Agreement) of the Borrower or any of its Subsidiaries (as the case may be) shall be required to be prepaid (other than by a regularly scheduled required prepayment or by a required prepayment of insurance proceeds or by a required prepayment as a result of formulas based on asset sales or excess cash flow), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof (other than as set forth in Section 6.01(d));

   then, and in any such event, if the Funding Agent shall have received notice from the Requisite Lenders that they elect to have the Advances prepaid in full and the Funding Agent shall have provided notice to the Borrower that the Advances are to be prepaid in full, the Borrower shall immediately prepay in full the Advances, together with interest accrued to the date of prepayment and will reimburse the Lenders in respect thereof pursuant to Section 8.04(b).

            (c) Voluntary Prepayments of Borrowings. The Borrower shall have no right to prepay any principal amount of any Advances other than as provided in this subsection
   (c). The Borrower may, upon notice to the Funding Agent on the day the Borrower proposes to prepay Advances in the case of Base Rate Advances and at least three Business Days' notice to the Funding Agent in the case of Eurodollar Rate Advances stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances comprising part of the same Borrowing in whole or ratably in part; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 and integral multiples of $1,000,000 in excess thereof and (y) in the case of any such prepayment of any Eurodollar Rate Advance, the Borrower shall pay all accrued interest to the date of such prepayment on the portion of such Eurodollar Rate Advance being prepaid and shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(b).

            SECTION 2.06. Interest on Advances. The Borrower shall pay interest accrued on the principal amount of each Advance outstanding from time to time from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

            (a)  Base Rate Advances.  If such Advance is a
   Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time plus the Applicable Margin, if any, payable in arrears on the last day of each March, June, September and December during the term of this Agreement, commencing December 31, 1993, and on the Termination Date of the applicable Lender; provided that any amount of principal, interest, fees and other amounts payable under this Agreement (including, without limitation, the principal amount of Base Rate Advances, but excluding the principal amount of Eurodollar Rate Advances) which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 2% per annum above the Base Rate in effect from time to time.

            (b) Eurodollar Rate Advances. If such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the sum of the Adjusted Eurodollar Rate for such Interest Period plus the Applicable Margin, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on the day which occurs during such Interest Period three months from the first day of such Interest Period; provided that any principal amount of any Eurodollar Rate Advance which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to
   (A) during the Interest Period applicable to such Eurodollar Rate Advance, the greater of (x) 2% per annum above the Base Rate in effect from time to time and (y) 2% per annum above the rate per annum required to be paid on such amount immediately prior to the date on which such amount became due and (B) after the expiration of such Interest Period, 2% per annum above the Base Rate in effect from time to time.

            SECTION 2.07.  Interest Rate Determination.
   (a) Each Reference Bank agrees to furnish to the Funding Agent timely information for the purpose of determining each Adjusted Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Funding Agent for the purpose of determining any such interest rate, the Funding Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks, subject to Section 2.02(b)(iv).

            (b) The Funding Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Funding Agent for purposes of Section 2.06(a) or 2.06(b), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.06(b).

            SECTION 2.08.  Voluntary Conversion or
   Continuation of Advances.

            (a) The Borrower may on any Business Day, upon notice given to the Funding Agent not later than 12:00 noon (New York City time) on the third Business Day prior to the date of the proposed Conversion or continuance (a "Notice of Conversion/Continuation") and subject to the provisions of
   Section 2.02(b), (1) Convert all Advances of one Type comprising the same Borrowing into Advances of another Type and (2) upon the expiration of any Interest Period applicable to Advances which are Eurodollar Rate Advances, continue all (or, subject to Section 2.02(b), any portion of) such Advances as Eurodollar Rate Advances and the succeeding Interest Period(s) of such continued Advances shall commence on the last day of the Interest Period of the Advances to be continued; provided, however, that any Conversion of any Eurodollar Rate Advances into Advances of another Type shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Advances. Each such Notice of Conversion/Continuation shall, within the restrictions specified above, specify (i) the date of such continuation or Conversion, (ii) the Advances (or, subject to Section 2.02(b), any portion thereof) to be continued or Converted, (iii) if such continuation is of, or such Conversion is into, Eurodollar Rate Advances, the duration of the Interest Period for each such Advance and (iv) in the case of a continuation of or a Conversion into a Eurodollar Rate Advance, that no Potential Event of Default or Event of Default has occurred and is continuing.

            (b)  If upon the expiration of the then
   existing Interest Period applicable to any Advance which is a Eurodollar Rate Advance, the Borrower shall not have delivered a Notice of Conversion/Continuation in accordance with this Section 2.08, then such Advance shall upon such expiration automatically be Converted to a Base Rate Advance.

            (c)  After the occurrence of and during the
   continuance of a Potential Event of Default or an Event of Default, the Borrower may not elect to have an Advance be made or continued as, or Converted into, a Eurodollar Rate Advance after the expiration of any Interest Rate then in effect for that Advance.

            SECTION 2.09.  Increased Costs.  (a)  If, due
   to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements in the case of Eurodollar Rate Advances included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Funding Agent), pay to the Funding Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A reasonably detailed certificate as to the amount and manner of calculation of such increased cost, submitted to the Borrower and the Funding Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

            (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Funding Agent), the Borrower shall immediately pay to the Funding Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A reasonably detailed certificate as to such amounts and the manner of calculation thereof submitted to the Borrower and the Funding Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

            (c)  If a Lender shall change its Applicable
   Lending Office, such Lender shall not be entitled to receive any greater payment under Sections 2.09 and 2.11 than the amount such Lender would have been entitled to receive if it had not changed its Applicable Lending Office, unless such change was made at the request of the Borrower or at a time when the circumstances giving rise to such greater payment did not exist.

            SECTION 2.10. Payments and Computations. (a) The Borrower shall make each payment hereunder not later than 1:00 P.M. (New York City time) on the day when due in U.S. dollars to the Funding Agent at its address referred to in
   Section 8.02 in same day funds. Subject to the immediately succeeding sentence, the Funding Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or commitment fees ratably (other than amounts payable pursuant to Section 2.09 or 2.11 or, to the extent the Termination Date is not the same for all Lenders, pursuant to Section 2.05(a)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon receipt of principal or interest paid after an Event of Default and an acceleration or a deemed acceleration of amounts due hereunder, the Funding Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest ratably in accordance with each Lender's outstanding Advances (other than amounts payable pursuant to Section 2.09 or 2.11) to the Lenders for the account of their respective Applicable Lending Offices. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance, the Funding Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

            (b) All computations of interest based on the Base Rate shall be made by the Funding Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Adjusted Eurodollar Rate or the Federal Funds Rate and of commitment fees shall be made by the Funding Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or such fees are payable. Each determination by the Funding Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (c)  Whenever any payment hereunder shall be
   stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

            (d) Unless the Funding Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Funding Agent may assume that the Borrower has made such payment in full to the Funding Agent on such date and the Funding Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Funding Agent, each Lender shall repay to the Funding Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Funding Agent, at the Federal Funds Rate.

            SECTION 2.11.  Taxes.  (a)  Any and all payments
   by the Borrower hereunder shall be made, in accordance with
   Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender and each Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or such Agent (as the case may be) is organized or any political subdivision thereof or in which its principal office is located, (ii) in the case of each Lender taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof and (iii) in the case of each Lender and each Agent, taxes imposed by the United States by means of withholding at the source if and to the extent that such taxes shall be in effect and shall be applicable on the date hereof in the case of each Bank and on the effective date of the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, on payments to be made to the Agents or such Lender's Applicable Lending Office (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or either Agent,
   (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this
   Section 2.11) such Lender or such Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

            (c)  The Borrower will indemnify each Lender
   and each Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
   Section 2.11) paid by such Lender or such Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or such Agent (as the case may be) makes written demand therefor.

            (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Funding Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof.

            (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 2.11(a).

            (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.11(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.11(a) with respect to Taxes imposed by the United States; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall, at the expense of such Lender, take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

            (g) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section
   2.11 shall survive the payment in full of principal and interest hereunder.

            SECTION 2.12.  Sharing of Payments, Etc.  If
   any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it (other than pursuant to Section 2.09 or 2.11 or, to the extent the Termination Date is not the same for all Lenders, pursuant to Section 2.05(a)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to
   (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

            SECTION 2.13.  Evidence of Debt.

            (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (b) The Register maintained by the Funding Agent pursuant to Section 8.07(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date, amount and tenor, as applicable, of each Borrowing, the Type of Advances comprising such Borrowing and the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Funding Agent from the Borrower hereunder and each Lender's share thereof.

            (c) The entries made in the Register shall be conclusive and binding for all purposes, absent manifest error.

            (d) Any Lender may at any time request that the Borrower execute and deliver to such Lender a Note, substantially in the form of Exhibit G annexed hereto, to evidence such Lender's Advances hereunder. The Borrower agrees promptly upon its receipt of any such request from a Lender to execute and deliver a Note to such Lender.

            SECTION 2.14.  Use of Proceeds.

            (a) Advances shall be used by the Borrower for commercial paper backup and for general corporate purposes.

            (b) No portion of the proceeds of any Advances under this Agreement shall be used by the Borrower or any of its Subsidiaries in any manner which might cause the Advances or the application of such proceeds to violate, or require any Lender to make any filing or take any other action under, Regulation G, Regulation U, Regulation T, or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Securities Exchange Act of 1934, in each case as in effect on the date or dates of such Advances and such use of proceeds.

            SECTION 2.15.  Extension of the Commitment
   Termination Date. The Borrower may not more than once in any calendar year and not later than 13 months prior to the then existing Commitment Termination Date of the Eligible Lenders (as defined below), request that the Commitment Termination Date of all Eligible Lenders be extended for a period of one year by delivering to the Agents a signed copy of an extension request (an "Extension Request") in substantially the form of Exhibit E hereto; provided, that, if such request is made no earlier than 15 months prior to (and no later than 13 months prior to) the then existing Commitment Termination Date of the Eligible Lenders, the Borrower may request that the Commitment Termination Date of all Eligible Lenders be extended for a period of two years. The Reporting Agent on behalf of the Agents shall promptly notify each Eligible Lender of its receipt of such Extension Request. On or prior to June 20 of each calendar year in which there has been an Extension Request (the "Determination Date"), each Eligible Lender shall notify each Agent and the Borrower of its willingness or unwillingness to extend its Commitment Termination Date hereunder. Any Eligible Lender that shall fail to so notify each Agent and the Borrower on or prior to the Determination Date shall be deemed to have declined to so extend. In the event that, on or prior to the Determination Date, Eligible Lenders representing 66-2/3% or more of the aggregate amount of the Commitments of all Eligible Lenders then in effect shall consent to such extension, upon confirmation by the Agents of such consent, the Reporting Agent on behalf of the Agents shall so advise the Lenders and the Borrower, and, subject to execution of documentation evidencing such extension and consents, the Commitment Termination Date of each Eligible Lender (each a "Consenting Lender") that has consented on or prior to the Determination Date to so extend shall be extended to the date one year or two years, as applicable, after the Commitment Termination Date of such Eligible Lender in existence on the date of the related Extension Request. Thereafter, (i) for each Consenting Lender, the term "Commitment Termination Date" shall at all times refer to such date, unless it is later extended pursuant to this Section 2.15, and (ii) for each Lender that is not an Eligible Lender and for each Eligible Lender that either has declined on or prior to the Determination Date to so extend or is deemed to have so declined, the term "Commitment Termination Date" shall at all times refer to the date which was the Commitment Termination Date of such Lender immediately prior to the delivery to the Agents of such Extension Request. In the event that, as of the Determination Date, the Consenting Lenders represent less than 66-2/3% of the aggregate amount of the Commitments of all Eligible Lenders then in effect, and the Agents confirm the same, the Reporting Agent on behalf of the Agents shall so advise the Lenders and the Borrower, and none of the Lenders' Commitment Termination Dates shall be extended to the date indicated in the Extension Request and each Lender's Commitment Termination Date shall continue to be the date which was the Commitment Termination Date of such Lender immediately prior to the delivery to the Agents of such Extension Request. For purposes of this Section 2.15, the term "Eligible Lenders" means, with respect to any Extension Request, (i) all Lenders if no Lender's Commitment Termination Date had been extended pursuant to this Section
   2.15 prior to the delivery to the Agents of such Extension Request, and (ii) in all other cases, those Lenders which had extended their Commitment Termination Date in the most recent extension of any Commitment Termination Date effected pursuant to this Section 2.15.

            SECTION 2.16. Substitution of Lenders. If any Lender requests compensation from the Borrower under Section 2.09(a) or (b) or Section 2.11 or if any Lender declines to extend its Commitment Termination Date pursuant to Section 2.15, the Borrower shall have the right, with the assistance of the Agents, to seek one or more Eligible Assignees (which may be one or more of the Lenders) reasonably satisfactory to the Agents and the Borrower to purchase the Advances and assume the Commitments of such Lender, and the Borrower, the Agents, such Lender, and such Eligible Assignees shall execute and deliver an appropriately completed Assignment and Acceptance pursuant to Section 8.07(a) hereof to effect the assignment of rights to and the assumption of obligations by such Eligible Assignees; provided that such requesting Lender shall be entitled to compensation under
   Section 2.09 and 2.11 for any costs incurred by it prior to its replacement.


                             ARTICLE III

                        CONDITIONS OF LENDING

            SECTION 3.01. Condition Precedent to Effective Date. The obligation of each Lender to make its initial Advance is subject to the condition precedent that (a) the Agents shall have received on or before the Effective Date the following, each dated the Effective Date unless otherwise indicated, and each in form and substance satisfactory to the Agents and in sufficient copies for each
   Lender:

            (i)  Copies of resolutions of the Board of
          Directors of the Borrower (or its Executive Committee, together with evidence of the authority of the Executive Committee) approving this Agreement, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, certified as of a recent date prior to the Effective Date.

            (ii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the other documents to be delivered by the Borrower hereunder.

            (iii)     Certified copies of the Borrower's
          Certificate of Incorporation, together with good standing certificates from the state of Delaware and the jurisdiction of the Borrower's principal place of business, each to be dated a recent date prior to the Effective Date;

            (iv) Copies of the Borrower's Bylaws, certified as of the Effective Date by their respective Secretary or an Assistant Secretary;

            (v) Executed originals of this Agreement and the other documents to be delivered by the Borrower hereunder;

            (vi) A favorable opinion of the General Counsel of the Borrower, substantially in the form of Exhibit C hereto;

            (vii) A favorable opinion of O'Melveny & Myers, counsel for the Agents, substantially in the form of Exhibit D hereto;

            (viii) The Borrower's form 8-K dated October 1, 1993, which includes restated audited financial statements as of December 31, 1992 to present the Borrower's transportation manufacturing and service parts group as a discontinued operation, in the form sent to the Securities and Exchange Commission; and

            (ix) A certificate of an authorized officer of the Company to the effect that since December 31, 1992, there has been no material adverse change in the operations, business or financial or other condition or properties of the Borrower and its Subsidiaries, taken as a whole; and

            (b) the Agents shall have received the fees set forth in Section 2.03 (b) and (c) if such fees are payable to the Agents and the Banks on the Effective Date.

            SECTION 3.02.  Conditions Precedent to Each
   Borrowing. The obligation of each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that (x) the Funding Agent shall have received a Notice of Borrowing with respect thereto in accordance with
   Section 2.02 and (y) on the date of such Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

            (i) The representations and warranties of the Borrower contained in Section 4.01 are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates only to an earlier date, in which case they were correct as of such earlier date; and

            (ii) No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default, or a Potential Event of Default;

   and (b) the Agents shall have received such other approvals, opinions or documents as the Requisite Lenders through the Agents may reasonably request.


                              ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES

            SECTION 4.01.  Representations and Warranties of
   the Borrower. The Borrower represents and warrants as follows:

            (a) Due Organization, etc. The Borrower and each Material Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Borrower and each of its Material Subsidiaries are qualified to do business in and are in good standing under the laws of each jurisdiction in which failure to be so qualified would have a material adverse effect on the Borrower and its Subsidiaries, taken as a whole.

            (b)  Due Authorization, etc.  The execution,
          delivery and performance by the Borrower of this Agreement and the other Loan Documents are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's Certificate of Incorporation or (ii) applicable law or any material contractual restriction binding on or affecting the Borrower.

            (c) Governmental Consent. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents.

            (d)  Validity.  This Agreement is the legal,
          valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms subject to the effect of applicable bankruptcy, insolvency, arrangement, moratorium and other similar laws affecting creditors' rights generally and to the application of general principles of equity.

            (e) Condition of the Borrower. The balance sheet of the Borrower and its Subsidiaries as at December 31, 1992, and the related statements of income and retained earnings of the Borrower and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank pursuant to Section 3.01(a)(viii), fairly present the financial condition of the Borrower and its Subsidiaries as at such date and the results of the operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, and as of the Effective Date, there has been no material adverse change in the business, condition (financial or otherwise), operations or properties of the Borrower and its Subsidiaries, taken as a whole, since
          December 31, 1992.

            (f)  Litigation.  (i) There is no pending
          action or proceeding against the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, and (ii) to the knowledge of the Borrower, there is no pending or threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which in either case, in the reasonable judgement of the Borrower could reasonably be expected to materially adversely affect the financial condition or operations of the Borrower and its Subsidiaries, taken as a whole, or with respect to actions of third parties which purports to affect the legality, validity or enforceability of this Agreement.

            (g) Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in any manner that violates, or would cause a violation of, Regulation G, Regulation T, Regulation U or Regulation X. Less than 25 percent of the fair market value of the assets of (i) the Borrower or
          (ii) the Borrower and its Subsidiaries consists of Margin Stock.

            (h) Payment of Taxes. The Borrower and each of its Subsidiaries have filed or caused to be filed all material tax returns (federal, state, local and foreign) required to be filed and paid all material amounts of taxes shown thereon to be due, including interest and penalties, except for such taxes as are being contested in good faith and by proper proceedings and with respect to which appropriate reserves are being maintained by the Borrower or any such Subsidiary, as the case may be.

            (i)  Governmental Regulation.  The Borrower
          is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940, each as amended, or to any Federal or state statute or regulation limiting its ability to incur indebtedness for money borrowed. No Subsidiary of the Borrower is subject to any regulation that would limit the ability of the Borrower to enter into or perform its obligations under this Agreement.

            (j)  ERISA.

                 (i)  No ERISA Event which might result in
               liability of the Borrower or any of its ERISA Affiliates in excess of $10,000,000 (or, in the case of an event described in clause (v) of the definition of ERISA Event, $750,000) (other than for premiums payable under Title IV of ERISA) has occurred or is reasonably expected to occur with respect to any Pension Plan.

                 (ii) Schedule B (Actuarial Information) to
               the most recently completed annual report prior to the Effective Date (Form 5500 Series) for each Pension Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Agents, is complete and, to the best knowledge of the Borrower, accurate, and since the date of such Schedule B there has been no material adverse change in the funding status of any such Pension Plan.

                 (iii)     Neither the Borrower nor any ERISA
               Affiliate has incurred, or, to the best knowledge of the Borrower, is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan which has not been satisfied or which is or might be in excess of $10,000,000.

                 (iv) Neither the Borrower nor any ERISA
               Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and, to the best knowledge of the Borrower, no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA.

            (k) Environmental Matters. (i) The Borrower and each of its Subsidiaries is in compliance in all material respects with all Environmental Laws the non-compliance with which could reasonably be expected to have a material adverse effect on the financial condition or operations of the Borrower and its Subsidiaries, taken as a whole, and (ii) there has been no "release or threatened release of a hazardous substance" (as defined by the Comprehensive Environmental Response, Compensation and Liability
          Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.) or any other release, emission or discharge into the environment of any hazardous or toxic substance, pollutant or other materials from the Borrower's or its Subsidiaries' property other than as permitted under applicable Environmental Law and other than those which would not have a material adverse effect on the financial condition or operations of the Borrower and its Subsidiaries, taken as a whole. Other than disposals for which the Borrower has been indemnified in full, all "hazardous waste" (as defined by the Resource Conservation and Recovery Act, 42 U.S.C.
          Section 6901 et seq. (1976) and the regulations thereunder, 40 CFR Part 261 ("RCRA")) generated at the Borrower's or any Subsidiaries' properties have in the past been and shall continue to be disposed of at sites which maintain valid permits under RCRA and any applicable state or local Environmental Law.


                              ARTICLE V

                      COVENANTS OF THE BORROWER

            SECTION 5.01.  Affirmative Covenants.  So long as
   any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, unless the Requisite Lenders shall otherwise consent in writing:

            (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, (i) complying with all Environmental Laws and (ii) paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith, except where failure to so comply would not have a material adverse effect on the business, condition (financial or otherwise), operations or properties of the Borrower and its Subsidiaries, taken as a whole.

            (b)  Reporting Requirements.  Furnish to the
          Reporting Agent (in sufficient quantity for delivery to each Lender) for prompt distribution by the Reporting
          Agent to the Lenders and furnish to Citibank (and in the case of clause (xii), to the Funding Agent):

                 (i)  as soon as available and in any event
               within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, consolidated balance sheets as of the end of such quarter and consolidated statements of source and application of funds of the Borrower and its Subsidiaries and consolidated statements of income and retained earnings of the Borrower and its Subsidiaries for such quarter and the period commencing at the end of the previous fiscal year and ending with the end of such quarter and certified by the chief financial officer or chief accounting officer of the Borrower;

                 (ii) as soon as available and in any event
               within 120 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, containing financial statements (including a consolidated balance sheet and consolidated statement of income and cash flows of the Borrower and its Subsidiaries) for such year, certified by and accompanied by an opinion of Deloitte & Touche or other nationally recognized independent public accountants. The opinion shall be unqualified (as to going concern, scope of audit and disagreements over the accounting or other treatment of offsets) and shall state that such consolidated financial statements present fairly in all material respects the financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                 (iii)     together with each delivery of the
               report of the Borrower and its Subsidiaries pursuant to subsections (i) and (ii) above, a Compliance Certificate for the year executed by the chief financial officer or treasurer of the Borrower demonstrating in reasonable detail compliance during and at the end of such accounting periods with the restrictions contained in Section 5.02(e), (f) and (g) (and setting forth the arithmetical computation required to show such compliance) and stating that the signer has reviewed the terms of this Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of the compliance certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto;

                 (iv) as soon as possible and in any event
               within five days after the occurrence of each Event of Default and each Potential Event of Default, continuing on the date of such statement, a statement of an authorized financial officer of the Borrower setting forth details of such Event of Default or event and the action which the Borrower has taken and proposes to take with respect thereto;

                 (v)  promptly after any material change in
               accounting policies or reporting practices, notice and a description in reasonable detail of such change;

                 (vi) promptly and in any event within 30 days
               after the Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event referred to in clause (i) of the definition of ERISA Event with respect to any Pension Plan has occurred which might result in liability to the PBGC a statement of the chief accounting officer of the Borrower describing such ERISA Event and the action, if any, that the Borrower or such ERISA Affiliate has taken or proposes to take with respect thereto;

                 (vii) promptly and in any event within 15 days after the Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event (other than an ERISA Event referred to in (vi) above) with respect to any Pension Plan has occurred which might result in liability to the PBGC in excess of $100,000, a statement of the chief accounting officer of the Borrower describing such ERISA Event and the action, if any, that the Borrower or such ERISA Affiliate has taken or proposes to take with respect thereto;

                 (viii) promptly and in any event within five Business Days after receipt thereof by the Borrower or any ERISA Affiliate from the PBGC, copies of each notice from the PBGC of its intention to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan;

                 (ix) promptly and in any event within 15 days
               after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (w) the imposition of Withdrawal Liability by a Multiemployer Plan in excess of $100,000, (x) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (y) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA or (z) the amount of liability incurred, or expected to be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (w), (x) or (y) above;

                 (x)  promptly after the commencement
               thereof, notice of all material actions, suits and proceedings before any court or government department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its Subsidiaries, of the type described in Section 4.01(f);

                 (xi) promptly after the occurrence thereof,
               notice of (A) any event which makes any of the representations contained in Section 4.01(k) inaccurate in any material respect or (B) the receipt by the Borrower of any notice, order, directive or other communication from a governmental authority alleging violations of or noncompliance with any Environmental Law which could reasonably be expected to have a material adverse effect on the financial condition of the Borrowers and its Subsidiaries, taken as a whole;

                 (xii) promptly after any change in the rating established by S&P, Moody's or Duff & Phelps, as applicable, with respect to Long-Term Debt, a notice of such change, which notice shall specify the new rating, the date on which such change was publicly announced, and such other information with respect to such change as any Lender through either Agent may reasonably request;

                 (xiii) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its public security holders, and copies of all reports and registration statements which the Borrower files with the SEC or any national security exchange;

                 (xiv) promptly after the Borrower or any ERISA Affiliate creates any employee benefit plan to provide health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Borrower or any of its ERISA Affiliates (except as provided in Section 4980B of the Code and except as provided under the terms of any employee welfare benefit plans provided pursuant to the terms of collective bargaining agreements) under the terms of which the Borrower and/or any of its ERISA Affiliates are not permitted to terminate such benefits, a notice detailing such plan; and

                 (xv) such other information respecting the
               condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through either Agent may from time to time reasonably request.

            (c) Corporate Existence, Etc. The Borrower will, and will cause each of its Subsidiaries to, at all times preserve and maintain its fundamental business and preserve and keep in full force and effect its corporate existence (except as permitted under Section 5.02(b) hereof) and all rights, franchises and licenses necessary or desirable in the normal conduct of its business; provided, however, that this paragraph (c) shall not apply in any case when, in the good faith business judgment of the Borrower, such preservation or maintenance is neither necessary nor appropriate for the prudent management of the business of the Borrower.

            (d) Inspection. The Borrower will permit and will cause each of its Subsidiaries to permit any authorized representative designated by either Agent or any Lender at the expense of such Agent or such Lender, to visit and inspect any of the properties of the Lender or any of its Subsidiaries, including its and their financial and accounting records, and to take copies and to take extracts therefrom, and discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all during normal hours, upon reasonable notice and as often as may be reasonably requested.

            (e) Insurance. The Borrower will maintain and will cause each of its Subsidiaries to maintain insurance to such extent and covering such risks as is usual for companies engaged in the same or similar business and on request will advise the Lenders of all insurance so carried.

            SECTION 5.02.  Negative Covenants.  So long as
   any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, without the written consent of the Requisite Lenders:

            (a) Liens, Etc. The Borrower will not create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Debt of any Person, unless the Borrower's obligations hereunder shall be secured equally and ratably with, or prior to, any such Debt; provided however that the foregoing restriction shall not apply to the following Liens which are permitted:

                 (i) Liens on assets of any Subsidiary of the Borrower existing at the time such Person becomes a Subsidiary (other than any such Lien created in contemplation of becoming a Subsidiary);

                 (ii) Liens on accounts receivable resulting
               from the sale of such accounts receivable, so long as, at any time, the aggregate outstanding amount of cash advanced to the Borrower and attributable to the sale of such accounts receivable does not exceed $200,000,000;

                 (iii) purchase money Liens upon or in any property acquired or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition of such property (provided that the amount of Debt secured by such Lien does not exceed 100% of the purchase price of such property and transaction costs relating to such acquisition) and Liens existing on such property at the time of its acquisition (other than any such Lien created in contemplation of such acquisition); and the interest of the lessor thereof in any property that is subject to a Capital Lease;

                 (iv) any Lien securing Debt that was incurred
               prior to or during construction or improvement of property for the purpose of financing all or part of the cost of such construction or improvement, provided that the amount of Debt secured by such Lien does not exceed 100% of the fair market value of such property after giving effect to such construction or improvement;

                 (v)  any Lien securing Debt of a Subsidiary
               owing to the Borrower;

                 (vi) Liens resulting from any extension,
               renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Debt secured by any Lien referred to in clauses (i), (iii) and (iv) above so long as (x) the aggregate principal amount of such Debt shall not increase as a result of such extension, renewal or replacement and (y) Liens resulting from any such extension, renewal or replacement shall cover only such property which secured the Debt that is being extended, renewed or replaced; and

                 (vii)     Liens other than Liens described in
               clauses (i) through (vi) hereof, whether now existing or hereafter arising, securing Debt in an aggregate amount not exceeding $50,000,000.

            (b) Restrictions on Fundamental Changes. The Borrower will not, and will not permit any of its Material Subsidiaries to, merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or a substantial portion of its assets (whether now owned or hereafter acquired) to any Person, or enter into any partnership, joint venture, syndicate, pool or other combination, unless no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom and, in the case of a merger or consolidation of the Borrower,
          (i) the Borrower is the surviving entity or (ii) the surviving entity assumes all of the Borrower's obligations under this Agreement in a manner satisfactory to the Requisite Lenders.

            (c) Plan Terminations. The Borrower will not, and will not permit any ERISA Affiliate to, terminate any Pension Plan so as to result in liability of the Borrower or any ERISA Affiliate to the PBGC in excess of $15,000,000, or permit to exist any occurrence of an event or condition which reasonably presents a material risk of a termination by the PBGC of any Pension Plan with respect to which the Borrower or any ERISA Affiliate would, in the event of such termination, incur liability to the PBGC in excess of $15,000,000.

            (d)  Margin Stock.  The Borrower will not permit
          25% or more of the fair market value of the assets of
          (i) the Borrower or (ii) the Borrower and its Subsidiaries to consist of Margin Stock.

            (e) Minimum Cash Flow Coverage. The Borrower will not permit Cash Flow Coverage for the twelve-month period ending on the last day of each fiscal quarter to be less than 1.25 to 1.00.

            (f) Maximum Leverage. The Borrower will not permit at any time Leverage to be greater than 0.55 to 1.00.

            (g) Minimum Net Worth. The Borrower will not permit at any time Net Worth to be less than the sum of (i) $410 million and (ii) 25% of Net Income (excluding losses) from October 1, 1993 to the then most recent June 30 or December 31 and (iii) all Additions to Capital from October 1, 1993 to the then most recent June 30 or December 31.


                              ARTICLE VI

                          EVENTS OF DEFAULT

            SECTION 6.01.  Events of Default.  If any of
   the following events ("Events of Default") shall occur and be continuing:

            (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable or the Borrower shall fail to pay any interest on any Advance or any fees or other amounts payable hereunder within five days of the date due; or

            (b) Any representation or warranty made or deemed made by the Borrower herein or by the Borrower pursuant to this Agreement (including any notice, certificate or other document delivered hereunder) shall prove to have been incorrect in any material respect when made; or

            (c)  The Borrower shall fail to perform or observe
          (i) any term, covenant or agreement contained in this Agreement (other than any term, covenant or agreement contained in Section 5.01(b)(iv), 5.01(c) or 5.02) on its part to be performed or observed and the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after the Borrower obtains knowledge of such breach or (ii) any term, covenant or agreement contained in Section 5.02 and either of the Agents or the Requisite Lenders shall have notified the Borrower that an Event of Default has occurred, or (iii) any term, covenant or agreement contained in Section 5.01(b)(iv) or 5.01(c); or

            (d) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $15,000,000 in the aggregate (but excluding Debt arising under this Agreement) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or other-
          wise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or the Borrower or any of its Subsidiaries shall fail to perform or observe any other agreement, term or condition contained in any agreement or instrument relating to any such Debt (or if any other event or condition of default under any such agreement or instrument shall exist) and such failure, event or condition shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure, event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable as a result of such failure, event or condition; or

            (e)  The Borrower or any of its Material
          Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for a substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

            (f) Any judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Borrower or any of its Material Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon a final or nonappealable judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

            (g)  (i)  Any ERISA Event with respect to a
               Pension Plan shall have occurred and, 30 days after notice thereof shall have been given to the Borrower by either of the Agents, (x) such ERISA Event shall still exist and (y) the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Pension Plan and the Insufficiency of any and all other Pension Plans with respect to which an ERISA Event shall have occurred and then exist (or in the case of a Pension Plan with respect to which an ERISA Event described in clause (iii) through (vi) of the definition of ERISA Event shall have occurred and then exist, the liability related thereto) is equal to or greater than $25,000,000; or

                 (ii) The Borrower or any ERISA Affiliate
               shall have been notified by the sponsor of a Multiemployer Plan that it has incurred an aggregate Withdrawal Liability for all years to such Multiemployer Plan in an amount that, when aggregated with all other amounts then required to be paid to Multiemployer Plans by the Borrower and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $25,000,000 and it is reasonably likely that all amounts then required to be paid to Multiemployer Plans by the Borrower and its ERISA Affiliates as Withdrawal Liability will exceed $25,000,000; or

                 (iii) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV or ERISA, and it is reasonably likely that as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan year of such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $25,000,000;

   then, and in any such event, either of the Agents (i) shall at the request, or may with the consent, of the Requisite Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Requisite Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any of its Subsidiaries under the Federal Bankruptcy Code,
   (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                             ARTICLE VII

                   THE FUNDING AGENT AND THE AGENTS

            SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes Citibank and B of A to act as Agents under this Agreement, Citibank to act as Funding Agent under this Agreement and B of A to act as Reporting Agent under this Agreement and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to each Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Advances and other amounts owing hereunder), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders; provided, however, that no Agent shall be required to take any action which exposes such Agent to personal liability or which is contrary to any of the Loan Documents or applicable law. Each Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of the Loan Documents.

            SECTION 7.02. Agents' Reliance, Etc. Neither the Agents nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any of the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agents: (i) may treat the payee of any Advance as the holder thereof until the Funding Agent receives and accepts an Assignment and Acceptance entered into by the Lender which is the payee of such Advance, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with any of the Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of the Loan Documents on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the Loan Documents or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 7.03. Citibank, B of A and Affiliates. With respect to its respective Commitment and the respective Advances made by it, Citibank and B of A shall each have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include B of A and Citibank respectively in its individual capacity. B of A or Citibank and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its subsidiaries and any Person who may do business with or own securities of the Borrower or any such subsidiary, all as if B of A or Citibank, as the case may be was not Agent and without any duty to account therefor to the Lenders.

            SECTION 7.04.  Lender Credit Decision.  Each
   Lender acknowledges that it has, independently and without reliance upon either the Agents or any other Lender and based on the financial statements referred to in Section
   4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

            SECTION 7.05. Indemnification. The Lenders agree to indemnify each Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Advances then held by each of them (or if no Advances are at the time outstanding or if any Advances are held by Persons which are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of any of the Loan Documents or any action taken or omitted by such Agent under any of the Loan Documents, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from any Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, syndication, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents, to the extent that such Agent is not reimbursed for such expenses by the Borrower.

            SECTION 7.06. Successor Agent. Each Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Requisite Lenders. Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Requisite Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America or of any State thereof or any Bank and, in each case having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.


                             ARTICLE VIII

                            MISCELLANEOUS

            SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following:
   (a) waive any of the conditions specified in Section 3.01,
   (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder,
   (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder or (f) amend
   Section 2.15 or this Section 8.01; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement.

            SECTION 8.02.  Notices, Etc.  All notices and
   other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at Dial Tower, Phoenix, Arizona 85077-2343, Attn: Treasurer; if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; if to the Funding Agent at its address at Citicorp Bank Loan Syndications Operations, 1 Court Square, Long Island City, New York 11120; if to Citibank as Agent c/o Citicorp North America, Inc., One Sansome Street, San Francisco, California 94104, Attn: Rosanna Bartolazo and if to B of A as either Agent or Reporting Agent at its address at 1455 Market Street, San Francisco, California 94103, Global Agency, No. 5596; or, as to the Borrower or either Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agents. All such notices and communications shall, when personally delivered, mailed, telecopied, telegraphed, telexed or cabled, be effective when personally delivered, after five (5) days after being deposited in the mails, when confirmed by telecopy response, when delivered to the telegraph company, when confirmed by telex answerback or when delivered to the cable company, respectively, except that notices and communications to any Agent pursuant to
   Article II or VII shall not be effective until received by such Agent.

            SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or either Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 8.04.  Costs, Expenses and
   Indemnification. (a) The Borrower agrees to pay promptly on demand all reasonable costs and out-of-pocket expenses of the Agents in connection with the preparation, execution, delivery, administration, syndication, modification and amendment of this Agreement, and the other documents to be delivered hereunder or thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agents (including the allocated time charges of each Agent's legal departments, as their respective internal counsel) with respect thereto and with respect to advising the Agents as to their rights and responsibilities under this Agreement. The Borrower further agrees to pay promptly on demand all costs and expenses of the Agents and of each Lender, if any (including, without limitation, reasonable counsel fees and out-of-pocket expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other documents to be delivered hereunder or thereunder, including, without limitation, reasonable counsel fees and out-of-pocket expenses in connection with the enforcement of rights under this
   Section 8.04(a).

            (b) If any payment of principal of any Eurodollar Rate Advance is made other than on the last day of the interest period for such Advance, as a result of a payment pursuant to Section 2.05 or acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Funding Agent), pay to the Funding Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

            (c) The Borrower agrees to indemnify and hold harmless each Agent, each Lender and each director, officer, employee, agent, attorney and affiliate of each Agent and each Lender (each an "indemnified person") in connection with any expenses, losses, claims, damages or liabilities to which an Agent, a Lender or such indemnified persons may become subject, insofar as such expenses, losses, claims, damages or liabilities (or actions or other proceedings commenced or threatened in respect thereof) arise out of the transactions referred to in this Agreement or arise from any use or intended use of the proceeds of the Advances, or in any way arise out of activities of the Borrower that violate Environmental Laws, and to reimburse each Agent, each Lender and each indemnified person, upon their demand, for any reasonable legal or other out-of-pocket expenses incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability, or action or other proceeding, whether commenced or threatened (whether or not such Agent, such Lender or any such person is a party to any action or proceeding out of which any such expense arises). Notwithstanding the foregoing, the Borrower shall have no obligation hereunder to an indemnified person with respect to indemnified liabilities which have resulted from the gross negligence, bad faith or willful misconduct of such indemnified person.

            SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agents to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (time or demand, provisional or final, or general, but not special) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement that are then due and payable, whether or not such Lender shall have made any demand under this Agreement. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

            SECTION 8.06. Binding Effect. This Agreement shall be deemed to have been executed and delivered when it shall have been executed by the Borrower and the Agents and when the Agents shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and permitted assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all Lenders.

            SECTION 8.07.  Assignments and Participations.
   (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) after giving effect to any such assignment, (1) the assigning Lender shall no longer have any Commitment or (2) the amount of the Commitment of both the assigning Lender and the Eligible Assignee party to such assignment (in each case determined as of the date of the Assignment and Acceptance with respect to such assignment) shall not be less than the lesser of (A) $10,000,000 and (B) the quotient derived from dividing the product of (x) $10,000,000 times (y) the aggregate amount of all Commitments (determined as of the date of the Assignment and Acceptance with respect to such assignment) by $500,000,000, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Funding Agent and the Reporting Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, and a processing and recordation fee of $1,250 to the Funding Agent and $1,250 to the Reporting Agent, and (v) the Borrower and the Agents shall have consented to such assignment, which consent shall not be unreasonably withheld. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance,
   (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and
   (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Any Lender may at any time pledge or assign all or any portion of its rights hereunder to a Federal Reserve Bank; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder.

            (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any of the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any of the Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of the Loan Documents, together with copies of the financial statements referred to in
   Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
   (iv) such assignee will, independently and without reliance upon the Agents, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and
   (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

            (c)  The Funding Agent shall maintain at its
   address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, the Commitment Termination Date of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Loan Documents. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (d)  Within five days of its receipt of an
   Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee (together with a processing and recordation fee of $2,500 with respect thereto) and upon evidence of consent of the Borrower and the Agents thereto, which consent shall not be unreasonably withheld, the Funding Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (1) accept such Assignment and Acceptance and (2) record the information contained therein in the Register. All communications with the Borrower with respect to such consent of the Borrower shall be either sent pursuant to Section 8.02.

            (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it; provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Advance for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents, (v) no Lender shall grant any participation under which the participant shall have rights to require such Lender to take or omit to take any action hereunder or under the other Loan Documents or approve any amendment to or waiver of this Agreement or the other Loan Documents, except to the extent such amendment or waiver would: (A) extend the Termination Date of such Lender; or (B) reduce the interest rate or the amount of principal or fees applicable to Advances or the Commitment in which such participant is participating or change the date on which interest, principal or fees applicable to Advances or the Commitment in which such participant is participating are payable, (vi) such Lender shall notify the Borrower of the sale of the participation, and (vii) the Person purchasing such participation shall agree to customary provisions relating to the confidentiality of non-public information received by such Person in connection with its purchase of the participation.

            (f)  Any Lender may, in connection with any
   assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or Participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender.

            SECTION 8.08.  Confidentiality.  Each Lender
   agrees, insofar as is legally possible, to use its best efforts to keep in confidence all financial data and other information relative to the affairs of the Borrower heretofore furnished or which may hereafter be furnished to it pursuant to the provisions of this Agreement; provided, however, that this Section 8.08 shall not be applicable to information otherwise disseminated to the public by the Borrower; and provided further that such obligation of each Bank shall be subject to each Bank's (a) obligation to disclose such information pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process, (b) right to disclose any such information to bank examiners, its affiliates (including, without limitation, in the case of B of A, BA Securities, Inc. and in the case of Citibank, Citicorp Securities, Inc.), bank, auditors, accountants and its counsel and other Banks, and (c) right to disclose any such information, (i) in connection with the transactions set forth herein including assignments and sales of participation interests pursuant to Section 8.07 hereof or
   (ii) in or in connection with any litigation or dispute involving the Banks and the Borrower or any transfer or other disposition by such Bank of any of its Advances or other extensions of credit by such Bank to the Borrower or any of its Subsidiaries, provided that information disclosed pursuant to this proviso shall be so disclosed subject to such procedures as are reasonably calculated to maintain the confidentiality thereof.

            SECTION 8.09.  Governing Law.  This Agreement
   shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            SECTION 8.11. Consent to Jurisdiction; Waiver of Immunities. The Borrower hereby irrevocably submits to the jurisdiction of any New York state or Federal court sitting in New York, New York in any action or proceeding arising out of or relating to this Agreement, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or Federal court. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 8.11 shall affect the right of any Lender or Agent to serve legal process in any other manner permitted by law or affect the right of any Lender or Agent to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdiction.

            SECTION 8.12.  Waiver of Trial by Jury.  THE
   BORROWER, THE BANKS, THE AGENTS AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, OTHER LENDERS EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Borrower, the Banks, the Agents and, by its acceptance of the benefits hereof, other Lenders each
   (i) acknowledges that this waiver is a material inducement for the Borrower, the Lenders and the Agents to enter into a business relationship, that the Borrower, the Lenders and the Agents have already relied on this waiver in entering into this Agreement or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                THE DIAL CORP, a Delaware
                                   corporation
                                By: /s/ R.G. Nelson
                                Title:  Vice President-
                                        Treasurer


                                BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION,
                                   as Agent and Reporting Agent
                                By: /s/ Kay S. Warren
                                Title:  Vice President


                                CITIBANK, N.A., as Agent and
                                   Funding Agent
                                By: /s/ Barbara A. Cohen
                                Title:  Vice President


   $36,000,000                  BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION
                                By: /s/ Robert Troutman
                                Title:  Vice President


   $36,000,000                  CITIBANK, N.A.
                                By: /s/ Barbara A. Cohen
                                Title:  Vice President


   $24,000,000                  BANK OF MONTREAL
                                By: /s/ J. Donald Higgins
                                Title:  Managing Director


   $24,000,000                  THE CHASE MANHATTAN BANK, N.A.
                                   By: /s/ Elyse O'Hora
                                Title:  Managing Director


   $24,000,000                  CHEMICAL BANK
                                By: /s/ Jeffry Howe
                                Title:  Vice President


   $24,000,000                  CIBC, INC.
                                By: /s/ R.A. Mendoza
                                Title:  Vice President


   $24,000,000                  CONTINENTAL BANK, N.A.
                                By: /s/ Wyatt Ritchie
                                Title:  Vice President


   $24,000,000                  NATIONSBANK OF TEXAS, N.A.
                                By: /s/ Frank M. Johnson
                                Title:  Vice President


   $24,000,000                  ROYAL BANK OF CANADA
                                By: /s/ Tom Oberaigner
                                Title:  Manager


   $20,000,000                  BANK ONE, ARIZONA, N.A.
                                By: /s/ Clifford Payson
                                Title:  Vice President


   $20,000,000                  CREDIT SUISSE
                                By: /s/ Steve Flynn
                                Title:  MOSM (Member of
                                        Senior Management)
                                By: /s/ Eric Noyes
                                Title:  Assoc.


   $20,000,000                  FIRST INTERSTATE BANK OF
                                   ARIZONA, N.A.
                                By: /s/ Gary Frandson
                                Title:  Vice President


   $20,000,000                  THE FIRST NATIONAL BANK OF
                                   CHICAGO
                                By: /s/ L. Gene Beube
                                Title:  Senior Vice President


   $20,000,000                  THE INDUSTRIAL BANK OF JAPAN,
                                   LIMITED, LOS ANGELES AGENCY
                                By: /s/ Steven Savoldelli
                                Title:  Senior Vice President
                                Executed:  December 30, 1993


   $20,000,000                  THE LONG-TERM CREDIT BANK OF
                                   JAPAN, LTD., LOS ANGELES
                                   AGENCY
                                By: /s/ Hiroshi Norizuki
                                Title:  Deputy General Manager
                                By: /s/ T. Morgan Edwards
                                Title:  Vice President


   $20,000,000                  MARINE MIDLAND BANK, N.A.
                                By: /s/ William M. Holland
                                Title:  Vice President


   $20,000,000                  MELLON BANK, N.A.
                                By: /s/ V. Charles Jackson
                                Title:  Senior Vice President


   $20,000,000                  THE MITSUI TRUST & BANKING
                                   CO., LTD.  LOS ANGELES AGENCY
                                By: /s/ Yusaku Otani
                                Title:  General Manager &
                                        Agent


   $10,000,000                  MORGAN GUARANTY TRUST COMPANY
                                   OF NEW YORK
                                By: /s/ Diana H. Imhof
                                Title:  Associate


   $10,000,000                  J.P. MORGAN DELAWARE
                                By: /s/ Philip S. Detjens
                                Title:  Vice President


   $20,000,000                  NBD BANK, N.A.
                                By: /s/ Jack J. Csernits
                                Title:  Vice President


   $20,000,000                  THE NORTHERN TRUST COMPANY
                                By: /s/ Michelle D. Griffin
                                Title:  Vice President


   $20,000,000                  UNION BANK
                                By:  /s/ Ali Moghaddan
                                Title:  Vice President

                                          SCHEDULE I
                              LIST OF APPLICABLE LENDING OFFICES





Name of Bank
Domestic Lending Office
Eurodollar Lending Office


BANK OF AMERICA NATIONAL
TRUST AND SAVINGS
ASSOCIATION
1850 Gateway Blvd.
Concord, CA  94520
Attn:  Barbara Garibaldi
1850 Gateway Blvd.
Concord, CA  94520
Attn:  Barbara Garibaldi


CITIBANK, N.A.
c/o Citicorp Securities,
Inc.
One Court Square
Long Island City, NY 11120
Attn:  Barbara Kobalt
c/0 Citicorp Securities,
Inc.
One Court Square
Long Island City, NY  11120
Attn:  Barbara Kobalt


BANK OF MONTREAL
601 S. Figueroa Street
Suite 4900
Los Angeles, CA  90017
Attn:  Alberta Rosby
601 S. Figueroa Street
Suite 4900
Los Angeles, CA  90017
Attn:  Alberta Rosby


CIBC, INC.
Two Paces Pelling Road
#1200
Atlanta, Georgia  30331
Attn:  Anita Williams
Two Paces Pelling Road
#1200
Atlanta, Georgia  30331
Attn:  Anita Williams


THE CHASE MANHATTAN BANK,
N.A.
1 Chase Manhattan Plaza
5th Floor
New York, New York  10081
Attn:  Stephen McArdle

1 Chase Manhattan Plaza
5th Floor
New York, New York  10081
Attn:  Stephen McArdle



CHEMICAL BANK
270 Park Avenue
New York,  New York  10017
Attn:  Abigail Garcia
270 Park Avenue
New York, New York  10017
Attn:  Abigail Garcia






CONTINENTAL BANK, N.A.
231 S. LaSalle Street
Chicago,  IL  60697
Attn:  Sandy Kramer
231 S. LaSalle Street
Chicago,  IL  60697
Attn:  Sandy Kramer


NATIONSBANK OF TEXAS, N.A.
c/o NationsBank
901 Main Street
67th Floor
Dallas, TX  75202
Attn:  Karen Puente
c/o NationsBank
901 Main Street
67th Floor
Dallas, TX  75202
Attn:  Karen Puente


ROYAL BANK OF CANADA
Pierrepont Plaza
300 Cadman Plaza West
14th Floor
Brooklyn, NY  11201-2701
Attn:  Liz Gonzales
Pierrepont Plaza
300 Cadman Plaza West
14th Floor
Brooklyn,  NY  11201-2701
Attn:  Liz Gonzales


BANK ONE, ARIZONA, N.A.
P.O. Box 71
Phoenix, AZ  95001

241 N. Central Avenue
11th Floor
Phoenix, Arizona  95004
Attn:  Lisa Martina
P.O. Box 71
Phoenix, AZ  95001

241 N. Central Avenue
11th Floor
Phoenix, Arizona  95004
Attn:  Lisa Martina


CREDIT SUISSE
500 Wilshire Blvd.
Los Angeles, CA  90017
Attn:  Rita Asa
500 Wilshire Blvd.
Los Angeles, CA  90017
Attn:  Rita Asa


FIRST INTERSTATE BANK OF
ARIZONA, N.A.
P.O. Box 29742
Phoenix, AZ  85038-9742
Attn:  Jacqueline Cox
P.O. Box 29742
Phoenix, AZ  85038-9742
Attn:  Jacqueline Cox


THE INDUSTRIAL BANK OF
JAPAN, LIMITED, LOS ANGELES
AGENCY
350 S. Grand Ave., Suite
1500
Los Angeles, CA  90071
Attn:  Jane Chang/Jeanie
Song
350 S. Grand Ave., Suite
1500
Los Angeles, CA  90071
Attn:  Jane Chang/Jeanie
Song


THE LONG-TERM CREDIT BANK OF
JAPAN, LTD.
444 S. Flower St., Suite
3700
Los Angeles, CA  90071
Attn:  Diane Hoyen/Cindy Ly
444 S. Flower St., Suite
3700
Los Angeles, CA  90071
Attn:  Diane Hoyen/Cindy Ly


MELLON BANK, N.A.
Three Mellon Bank Center
Room 2303
Pittsburgh, PA  15259
Attn:  Janine Moriarity
Three Mellon Bank Center
Room 2303
Pittsburgh, PA  15259
Attn:  Janine Moriarity


NBD BANK, N.A.
611 Woodward Avenue
Detroit, MI  48226
Attn:  Kristi Williams
611 Woodward Avenue
Detroit, MI  48226
Attn:  Kristi Williams


THE FIRST NATIONAL BANK OF
CHICAGO
One First National Plaza
0634/1-10
Chicago, Illinois  60670
Attn:  Marilyn Fisher
One First National Plaza
0634/1-10
Chicago, Illinois  60670
Attn:  Marilyn Fisher


MARINE MIDLAND BANK, N.A
140 Broadway, 6th Floor
New York, NY  10005-1180
Attn:  Cornelia Hurt
140 Broadway, 6th Floor
New York, NY  10005-1180
Attn:  Cornelia Hurt


THE MITSUI TRUST & BANKING
CO. LTD., LOS ANGELES AGENCY
611 W. Sixth St., Suite 3800
Los Angeles, CA  90017
Attn:  Bonjai Kulapalanont
611 W. Sixth St., Suite 3800
Los Angeles, CA  90017
Attn:  Bonjai Kulapalanont


MORGAN GUARANTY TRUST
COMPANY OF NEW YORK
60 Wall Street
New York, NY  10060-0060
Attn:  Loan Department
Nassau, Bahamas Office
c/o J.P. Morgan Services,
Inc.
Loan Operations - 3rd Floor
500 Stanton - Christiana
Road
Newark, Delaware  19713


J.P. MORGAN DELAWARE
500 Stanton-Christiana Road
Newark, DE  19713-2107
Attn:  Loan Department
500 Stanton-Christiana Road
Newark, DE  19713-2107
Attn:  Loan Department


THE NORTHERN TRUST COMPANY
50 S. La Salle
Chicago, IL  60675
Attn:  Linda Honda
50 S. La Salle
Chicago, IL  60675
Attn:  Linda Honda


UNION BANK
445 S. Figueroa Street
15th Floor
Los Angeles, CA  90071
Attn:  Wendy Frear
445 S. Figueroa Street
15th Floor
Los Angeles, CA  90071
Attn:  Wendy Frear

                                   EXHIBIT A

                         [FORM OF NOTICE OF BORROWING]

                              NOTICE OF BORROWING



Citibank, N.A., as Funding Agent
for the Lenders party
to the Credit Agreement
referred to below

c/o Citicorp Bank Loan
Syndications Operations
One Court Square
Long Island City, New York  11120
                                                                         [Date]

       Attention:  [_________________________]

Gentlemen:

       Each of the undersigned and The Dial Corp (the "Borrower") refers to the Amended and Restated Credit Agreement dated as of December 15, 1993 (as amended from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the Borrower, certain Lenders party thereto, Bank of America National Trust and Savings Association and Citibank, N.A., as Agents for said Lenders, Citibank, N.A., as Funding Agent for said Lenders and Bank of America National Trust and Savings Association, as Reporting Agent for said Lenders. The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement, that the Borrower hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit
Agreement:

       (i)  The Business Day of the Proposed Borrowing is
  ___________, 19__.

       (ii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

       (iii) The aggregate amount of the Proposed Borrowing is $______________.

       (iv) If the Type of Advances comprising the Proposed
  Borrowing is Eurodollar Rate Advances, the Interest Period for each Advance made as part of the Proposed Borrowing is _____ month[s].

       Each of the undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

       (A)  the representations and warranties contained in Section
  4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates only to an earlier date, in which case they were correct as of such earlier date; and

       (B) no event has occurred and is continuing, or will result from such Proposed Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or a Potential Event of Default.

                           Very truly yours,

                           THE DIAL CORP


                           By:  _________________________
                                Title:

                                   EXHIBIT B

                      [FORM OF ASSIGNMENT AND ACCEPTANCE]

                           ASSIGNMENT AND ACCEPTANCE

                             Dated ________, 19__


       Reference is made to the Amended and Restated Credit
Agreement dated as of December 15, 1993 (as amended from time to time, the "Credit Agreement") among The Dial Corp (the "Borrower"), the Lenders (as defined in the Credit Agreement), Bank of America National Trust and Savings Association and Citibank, N.A., as Agents for the Lenders, Citibank, N.A., as Funding Agent for the Lenders and Bank of America National Trust and Savings Association, as Reporting Agent for the Lenders. Terms defined in the Credit Agreement and not defined herein are used herein with the same meaning.

       _________________ (the "Assignor") and ______________ (the
"Assignee") agree as follows:

       1.   The Assignor hereby sells and assigns without recourse
to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date which represents the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement, including, without limitation, such interest in the Assignor's Commitment and the Advances owing to the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment, the amount of the Advances owing to the Assignee, and the Commitment Termination Date of the Assignee will be as set forth in Section 2 of Schedule 1. In consideration of Assignor's assignment, Assignee hereby agrees to pay to Assignor, on the Effective Date, the amount of $_________ in immediately available funds by wire transfer to Assignor's office at
_______________.

       2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim;
(ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

       3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agents, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to such Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and
(vi) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].

       4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Funding Agent for acceptance and recording by the Funding Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Funding Agent, unless otherwise specified on
Schedule 1 hereto (the "Effective Date").

       5. Upon such acceptance and recording by the Funding Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and
(ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

       6. Upon such acceptance and recording by the Funding Agent, from and after the Effective Date, the Funding Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

       7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

       IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

                                  Schedule 1
                                      to
                           Assignment and Acceptance
                               Dated _____, 19__


Section 1.

  Percentage Interest:                                                  ______%

Section 2.

  Assignee's Commitment:                                                $______
  Aggregate Outstanding Principal
       Amount of Advances owing to the Assignee:                        $______

  Advances payable to the Assignee

                          Principal amount:                             _______

  Advances payable to the Assignor

                          Principal amount:                             _______

  Assignee's Commitment Termination Date:                       _________, 199_

Section 3.

  Effective Date*:  ________, 199_


                           [NAME OF ASSIGNOR]


                           By:____________________________
                              Title:


                           [NAME OF ASSIGNEE]


                           By:____________________________
                              Title:



                           Domestic Lending Office (and
                             address for notices):
                                [Address]

                           Eurodollar Lending Office:
                                [Address]

Accepted this ____ day
of _____________, 199_


CITIBANK, N.A., as Funding Agent

By:___________________________
  Title:


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, as Reporting Agent

By:__________________________
  Title:


THE DIAL CORP

By:___________________________
  Title:


* This date should be no earlier than the date of acceptance by the Funding Agent.

                                   EXHIBIT C

                   [FORM OF OPINION OF COUNSEL TO BORROWER]


                               [EFFECTIVE DATE]



Bank of America National Trust and
Savings Association, as Agent and
Reporting Agent and Citibank, N.A.,
as Agent and Funding Agent
  under the Credit Agreement
  (as hereinafter defined), and each
  of the lending institutions party
  to the Credit Agreement and listed
  on Schedule I attached hereto
  (collectively, the "Banks")
[Address]


  Re:  Amended and Restated Credit Agreement
       dated as of December 15, 1993, among The
       Dial Corp, the Banks, Bank of America
       National Trust and Savings Association,
       as Agent and Reporting Agent and Citibank,
       N.A., as Agent and Funding Agent


Ladies and Gentlemen:

       I am Vice President and General Counsel of The Dial Corp, a Delaware corporation (the "Borrower") and as such have acted as counsel to the Borrower in connection with the negotiation, execution and delivery by the Borrower of the Amended and Restated Credit Agreement dated as of December 15, 1993 (the "Credit Agreement") among the Borrower, the Banks, Bank of America National Trust and Savings Association and Citibank, N.A., as Agents, Citibank, N.A., as Funding Agent and Bank of America National Trust and Savings Association, as Reporting Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

       This opinion is delivered to you pursuant to Section
3.01(a)(vi) of the Credit Agreement. I have examined the Credit Agreement and I have examined or am familiar with originals or copies, the authenticity of which has been established to my satisfaction of such other documents, corporate records, agreements and instruments, and certificates of public officials and of officers of the Borrower as I have deemed necessary or appropriate to enable me to express the opinions set forth below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established, relied upon certification by officers of the Borrower, which I believe to be reliable.

       The opinions hereinafter expressed are subject to the fact that I am a member of the State Bar of Arizona and do not hold myself out as an expert on the laws of other states or jurisdictions except the Federal Laws of the United States of America, the General Corporation Law of the State of Delaware and to the extent necessary for the opinions below, the laws of the State of New York.

       Based upon the foregoing and having regard to legal consideration which I have deemed relevant, it is my opinion that:

       1. The Borrower is a corporation validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions which require such qualification, except to the extent that failure to so qualify would not have a material adverse effect on the Borrower. The Borrower has all requisite corporate power and authority to own and operate its properties, to conduct its business as presently conducted, and to execute, deliver and perform its obligations under the Credit Agreement.

       2. The Credit Agreement has been duly authorized by all necessary corporate action on the part of the Borrower and has been duly executed and delivered by the Borrower. The Credit Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by Bankruptcy, insolvency and reorganization laws and other similar laws governing the enforcement of lessors' or creditors' rights and by the effects of specific performance, injunctive relief and other equitable remedies.

       3. Neither the execution and delivery by the Borrower of the Credit Agreement, nor consummation of the transactions contemplated thereby, nor compliance on or prior to the date hereof with the terms and conditions thereof by the Borrower conflicts with or is a violation of, its certificate of incorporation or by-laws, each as in effect on the date hereof. Neither the execution and delivery by the Borrower of the Credit Agreement, nor the consummation of the transactions contemplated thereby, nor compliance on or prior to the date hereof with the terms and conditions thereof by the Borrower will result in a violation of any applicable federal or New York law, governmental rule or regulation or of the Corporation Law of the State of Delaware or conflicts with, will result in a breach of, or constitutes a default under, any provision of any indenture, agreement or other instrument to which the Borrower is a party or any of its properties may be bound ("Material Agreements"), or any order, judgment or decree to which the Borrower or any of its assets are bound ("Judicial Orders"), or will result in the creation or imposition of any lien upon any property or assets of the Borrower pursuant to any Material Agreement or Judicial Order.

       4. Neither the making of the Advances on the Effective Date pursuant to, nor application of the proceeds thereof in accordance with, the Credit Agreement, will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System.

       5. No consent, approval or authorization of, and no registration, declaration or filing with, any administrative, governmental or other public authority of the United States of America or the State of New York or under the Corporation Law of the State of Delaware is required by law to be obtained or made by the Borrower for the execution, delivery and performance by the Borrower of the Credit Agreement, except such filings as may be required in the ordinary course to keep in full force and effect rights and franchises material to the business of the Borrower and in connection with the payment of taxes.

       6. The Borrower is not an "investment company" or a Person directly or indirectly "controlled" by or "acting on behalf of" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

       This opinion is delivered to the Agents and the Banks as of the date hereof in connection with the Credit Agreement, and may not be relied upon by any person other than the Agents and the Banks and their permitted assignees, or by them in any other context, and may not be furnished to any other person or entity without my prior written consent, provided that each Bank and its permitted assignees may provide this opinion (i) to bank examiners and other regulatory authorities should they so request or in connection with their normal examination,
(ii) to the independent auditors and attorneys of such Bank, (iii) pursuant to order or legal process of any court or governmental agency,
(iv) in connection with any legal action to which the Bank is a party arising out of the transactions contemplated by the Credit Agreement, or
(v) in connection with the assignment of or sale of participations in the Advances.


                                Very truly yours,

                                  SCHEDULE I



Bank of America National Trust
  and Savings Association
Citibank, N.A.
Bank of Montreal
Bank One, Arizona, N.A.
The Chase Manhattan Bank, N.A.
Chemical Bank
CIBC, Inc.
Continental Bank, N.A.
Credit Suisse
First Interstate Bank of Arizona, N.A.
The First National Bank of Chicago
The Industrial Bank of Japan Limited,
  Los Angeles Agency
J.P. Morgan Delaware NBD Bank, N.A.
The Long-Term Credit Bank of Japan Ltd.,
  Los Angeles Agency
Marine Midland Bank, N.A.
Mellon Bank, N.A.
The Mitsui Trust & Banking Co., Ltd.
  Los Angeles Agency
Morgan Guaranty Trust Company of New York
Nationsbank of Texas, N.A.
NBD Bank, N.A.
The Northern Trust Company
Royal Bank of Canada
Union Bank

                                   EXHIBIT D

                    [FORM OF OPINION OF O'MELVENY & MYERS]


                               [EFFECTIVE DATE]



Bank of America National Trust
 and Savings Association, as Agent
 and Reporting Agent
1455 Market Street
San Francisco, California  94103

Citibank, N.A., as Agent and Funding Agent
One Sansome Street
San Francisco, California  94104

and

The Banks Party to the Credit Agreement
     Referred to Below

       Re: Amended and Restated Credit Agreement dated as of December 15, 1993 among The Dial Corp, the Banks named therein, Bank of America National Trust and Savings Association, as Agent and Reporting Agent and Citibank, N.A., as Agent and Funding Agent

Gentlemen:

       We have participated in the preparation of the Amended and Restated Credit Agreement dated as of December 15, 1993 (the "Credit Agreement"; capitalized terms defined therein and not otherwise defined herein are used herein as therein defined) among The Dial Corp (the "Borrower"), the Banks named therein (the "Banks"), Bank of America National Trust and Savings Association, as Agent, Citibank, N.A., as Agent, Citibank, N.A., as Funding Agent and Bank of America National Trust and Savings Association, as Reporting Agent, and have acted as special counsel for the Agents for the purpose of rendering this opinion pursuant to Section 3.01(a)(vii) of the Credit Agreement.

       We have participated in various conferences and telephone conferences with representatives of the Borrower and the Agents and conferences and telephone calls with counsel to the Borrower, and with your representatives, during which the Credit Agreement and related matters have been discussed, and we have also participated in the meeting held on the date hereof (the "Closing") incident to the effectiveness of the Credit Agreement. We have reviewed the forms of the Credit Agreement and the exhibits thereto, and the opinion of L. Gene Lemon, General Counsel of the Borrower (the "Opinion"), and officers' certificates and other documents delivered at the Closing. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies, the due authority of all persons executing the same, and we have relied as to factual matters on the documents which we have reviewed.

       Although we have not independently considered all of the matters covered by the Opinion to the extent necessary to enable us to express the conclusions therein stated, we believe that the Credit Agreement and the exhibits thereto are in substantially acceptable legal form.

                                Respectfully submitted,

                                   EXHIBIT E

                          [FORM OF EXTENSION REQUEST]

                                 THE DIAL CORP

                      REQUEST FOR EXTENSION OF COMMITMENT
                               TERMINATION DATE


                                                                         [Date]

[Name and Address of Eligible Lender]

       Pursuant to that certain Amended and Restated Credit
Agreement dated as of December 15, 1993 (as amended from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined) among The Dial Corp (the "Borrower"), certain Lenders party thereto, Bank of America National Trust and Savings Association and Citibank, N.A., as Agent for said Lenders, Citibank, N.A., as Funding Agent for said Lenders and Bank of America National Trust and Savings Association, as Reporting Agent for said Lenders, this represents the Borrower's request to extend the Commitment Termination Date of each Eligible Lender to [1] pursuant to Section 2.15 of the Credit Agreement.

       The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the effectiveness of the extension requested hereby ("Proposed Extension"):

       (a)  the representations and warranties contained in Section
  4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Extension;

       (b) no event has occurred and is continuing, or would result from the Proposed Extension, which constitutes an Event of Default or a Potential Event of Default; and

       (c) the balance sheet of the Borrower and its Subsidiaries as at ___________, 199_[2], and the related statements of income and retained earnings of the Borrower and its Subsidiaries for the fiscal year then ended, copies of each of which have been furnished to each Lender, fairly present the financial condition of the Borrower and its Subsidiaries as at such applicable date and the results of the operations of the Borrower and its Subsidiaries for the fiscal year ended on such applicable date, all in accordance with GAAP consistently applied, and since _______________, 199_[2], there has been no material adverse change in the business, condition (financial or otherwise), operations or properties of the Borrower and its Subsidiaries, taken as a whole.

       Please indicate your consent to such extension of the Commitment Termination Date by signing the attached copy of this request in the space provided below and returning the same to the undersigned.

                           Very truly yours,

                           THE DIAL CORP


                           By   _________________________
                                Title:


The undersigned Eligible Lender
hereby consents to the extension
of its Commitment Termination
Date as requested above.  This
consent is subject to the terms
of Section 2.15 of the Credit
Agreement.

DATED: ___________________

[ELIGIBLE LENDER]

By: ______________________
Title:____________________


[1] Insert date which is one year or two years after the latest Commitment Termination Date in effect.

[2] Insert date of the most recent audited balance sheet of the Borrower and its Subsidiaries.

                                   EXHIBIT F

                       [FORM OF COMPLIANCE CERTIFICATE]



          The undersigned certifies that: (i) this Certificate is as of __________ and pertains to the period from _________ to _________, (ii)
the undersigned has reviewed the terms of the Amended and Restated Credit Agreement, dated as of December 15, 1993, among The Dial Corp, the Banks named therein, Bank of America National Trust and Savings Association and Citibank, N.A., as Agents, Citibank, N.A., as Funding Agent, and Bank of America National Trust and Savings Association, as Reporting Agent (as it may be amended from time to time, the "Credit Agreement") and has made, or caused to be made under the undersigned's supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the period set forth above and (iii) such review has not disclosed the existence during or at the end of such period, and the undersigned does not have knowledge of the existences as of the date of this Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default.[1] Capitalized terms used herein shall have the meanings set forth in the Credit Agreement.


A.   Cash Flow Coverage.
     For the Borrower and its Subsidiaries:

     (i)    consolidated net income plus            $__________
            provision for taxes (excluding)
            extraordinary, unusual, or
            nonrecurring gains or losses

     (ii)   interest expense                        $__________

     (iii)  net operating lease expense             $__________
            (net of operating sublease income)

     (iv)   depreciation and amortization of        $__________
            intangibles

     (v)    capital expenditures (excluding         $__________
            the cost of acquisitions

     (vi)   total of (i) plus (ii) plus (iii)       $__________
            plus (iv) minus (v)

     (vii)  net operating lease expense (net        $__________
            of operating sublease income)

     (viii) interest expense                        $__________

     (ix)   total of (vii) plus (viii)              $__________

     (x)    Cash Flow Coverage [(vi) divided        $__________
            by (ix)]

     (xi)   Minimum Cash Flow Coverage required     $__________
            under Credit Agreement

B.   Leverage.
     For the Borrower and its Subsidiaries:

     (i)    indebtedness for borrowed money         $__________
            or for the deferred purchase price
            of property or services

     (ii)   obligations as lessee under leases      $__________
            which shall have been or should
            be, in accordance with GAAP,
            recorded as capital leases

     (iii)  obligations under guarantees in         $__________
            respect of indebtedness or
            obligations of others of the kinds
            referred to in clauses (i) and
            (ii) of this Section B

     (iv)   Funded Debt [(i) plus (ii)              $__________
            plus (iii)]

     (v)    Cash                                    $__________

     (vi)   Cash Equivalents                        $__________

     (vii)  Total of (iv) minus (v) minus (vi)      $__________

     (viii) Net Worth                               $__________

     (ix)   "Employee Equit Trust" contra           $__________
            account

     (x)    "Guaranty of ESOP Debt" contra          $__________
            account

     (xi)   Shareholders Equity [(viii) plus        $__________
            (ix) plus (x)]

     (xii)  Total of (iv) minus (v) minus (vi)      $__________
            plus (xi)

     (xiii) Leverage [(vii) divided by (xii)]       ___:1.00

     (xiv)  Maximum Leverage permitted under        0.55:1.00
            Credit Agreement

C.   Net Worth.
     For the Borrower and its Subsidiaries:

     (i)    Net Income (excluding losses) from      $__________
            October 1, 1993 to most recent
            June 30 or December 31

     (ii)   aggregate net proceeds, including       $__________
            cash and the fair market value
            of property other than cash,
            received by the Borrower from the
            issue or sale of capital stock of
            the Borrower from October 1, 1993
            to the most recent June 30 or
            December 31

     (iii)  aggregate of 25% of the after tax       $__________
            gains realized from unusual,
            extraordinary, and major
            nonrecurring items from October 1,
            1993 to the most recent June 30
            or December 31

     (iv)   Additions to Capital [(ii) plus         $__________
            (iii)]

     (v)    25% multiplied (i)                      $__________

     (vi)   Minimum Net Worth permitted under       $__________
            Credit Agreement [$410 million
            plus (iv) plus (v)]

     (vii)  Net Worth                               $__________


                                   By:_____________________________
                                   Title:__________________________


[1] If any event or condition that constitutes an Event of Default or Potential Event of Default exists, the Certificate should include the nature and period of existence of such event or condition and what action the Borrower has taken, is taking and proposes to take with respect thereto.

                                  EXHIBIT G

                                [FORM OF NOTE]

                                 THE DIAL CORP
                                PROMISSORY NOTE

                                                             New York, New York
                                                              ________ __, 19__

          For value received, The Dial Corp, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _____________________ (the "Lender"), for the account of its Applicable Lending Office, the unpaid principal amount of each Advance made by the Lender to the Borrower pursuant to the Credit Agreement referred to below on the Termination Date of the Lender. The Borrower promises to pay interest on the unpaid principal amount of each such Advance on the dates and at the rate or rates provided for in the Credit Agreement.
All such payments of principal and interest shall be made in United States dollars in same day funds at the Funding Agent's office, as specified in the Credit Agreement.

          All Advances made by the Lender, the respective maturities thereof and all repayments of principal thereof shall be recorded by the Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Advance then outstanding shall be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof, or in the records of such Lender in accordance with its usual practice; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

          This promissory note is one of the promissory notes referred to in Section 2.13(d) of the Credit Agreement dated as of December 15, 1993, among the Borrower, the Lenders named therein, Bank of America National Trust and Savings Association as Agent and Reporting Agent and Citibank, N.A., as Agent and Funding Agent (said Credit Agreement, as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is hereby made to the Credit Agreement for provisions relating to this promissory note, including, without limitation, the mandatory and optional prepayment hereof and the acceleration of the maturity hereof.

                                   THE DIAL CORP

                                   By____________________________
                                   Title:

                          Schedule to Promissory Note

                      ADVANCES AND PAYMENTS OF PRINCIPAL

                                   Amount of
          Amount of      Type of   Principal      Maturity  Notation
Date       Advance       Advance    Repaid           Date      By

________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________